Exhibit 10.2

Trenwick Group Ltd.                                               LOM Building
                                                                  27 Reid Street
[LOGO]                                                            Hamilton HM11
                                                                  Bermuda

August 26, 2002
Mr. W. Marston Becker
48 Ledyard Road

West Hartford, CT 06117-1708

Dear Mr. Becker:

This letter agreement (this "Agreement") will confirm the understanding between Trenwick Group Ltd. (the "Company") and you, pursuant to which you have been engaged by the Company to provide services as its Acting Chairman of the Board of Directors and Acting Chief Executive Officer.

You shall perform the duties and activities customarily associated with the Chairman and Chief Executive Officer of the Company and you shall have full authority to conduct the affairs of the Company during the term of this Agreement. Your duties shall include but not be limited to the ability to enter into contracts and other agreements binding the Company, hiring and dismissal of employees, engagement of independent contractors to work for the Company, and representation of the Company before regulatory authorities and rating agencies.

The term of this Agreement and your engagement hereunder shall extend from August 15, 2002 through the earliest of (a) your death or disability, (b) the mutual agreement of you and the Company or (c) thirty calendar days following delivery of written notice of termination of this Agreement by you or the Company.

Notwithstanding expiration or termination of this Agreement, it is agreed that the provisions concerning confidentiality (Section 6), indemnification (Sections 5 and 8), ownership of work product (Section 7), dispute resolution (Section 10) and the Company's obligations to pay fees and reimburse expenses earned or incurred prior to the termination of this Agreement (Section 3) shall survive any such expiration or termination.

As compensation for the services hereunder, the Company will pay you, beginning on August 15, 2002, a monthly fee of $50,000, which shall be paid in arrears on or before the 15th calendar day of each month following the month in which such fee is earned. This monthly fee shall be reduced pro rata for (a) partial months worked and (b) the time which you spend on other activities not related to work for the Company. You shall report at the end of each calendar month the proportion of your working time spent on Company business during such calendar month. It is our mutual anticipation that you will spend at least 75% of your working time on the Company's business.

The Company shall reimburse you monthly for your reasonable out-of-pocket expenses incurred or accrued during the period of or in connection with your engagement notwithstanding the termination of this Agreement. You shall report and account for your expenses monthly on the Company's standard expense account forms and be reimbursed by the Company within 30 calendar days of submission of such expense account forms to the Company.

You shall not be entitled to any Company benefits or other benefits as may accrue to a full or part-time employee of the Company.

In performing services and duties hereunder, you shall do so as an independent contractor and you are not, and are not to be deemed, an employee of the Company or any other person acting on behalf of the Company. You shall be responsible for meeting any legal requirements imposed on you or any person acting on your behalf as a result of this Agreement, including but not limited to the filing of income tax returns and the payment of taxes; and you agree to indemnify the Company for the failure to do so, if the Company is required to make any such payment otherwise due by you.

To the extent that you obtain non-public information about the Company's or its affiliates' business practices and plans, including but not limited to, business strategies, marketing strategies, technical information, systems information, product development, service development and customers ("Confidential Information"), then all such Confidential Information disclosed to you shall be received by you in confidence for purposes of this Agreement. You shall not disclose, disseminate, publish, communicate or divulge any Confidential Information to anyone outside the Company, or to any employee of the Company not having reasonable need for access to such information, unless the Company expressly consents to such disclosure in writing or as may be required by law. You agree that all Confidential Information within your possession upon termination of this Agreement shall be returned promptly to the Company. You understand and agree that money damages will not be sufficient as a remedy for any breach of this Section and that the Company shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any breach of this Section.

All work product created by you on behalf of the Company during the term of this Agreement shall be the sole property of the Company, and you shall not have any license or other right, express or implied, to such work product.

In consideration for your work on behalf of the Company, the Company shall indemnify and hold you harmless from and against any and all claims, damages or liabilities arising out of your engagement as Acting Chairman and Acting Chief Executive Officer, unless a judgment or other final adjudication establishes that your acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law. Costs and expenses (including attorney's fees) incurred by you in defending or investigating any action, suit, proceeding or investigation shall be paid by the Company, in advance of final disposition of such matter, upon receipt of your written undertaking to repay any such amounts if it is ultimately determined that you are not entitled to indemnification hereunder.

For the purposes of this Agreement, notices, demands and all other communications shall be in writing and shall be deemed to have been duly given when delivered to the recipient at one of the following addresses:

     If to you:
                  48 Ledyard Road
                  West Hartford, CT 06117

         If to the Company:
                  One Canterbury Green
                  Stamford, Connecticut 06901
                  Attention:  General Counsel

      or to such other address as any party may have furnished to the other in writing.


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

Except as otherwise set forth in Section 6 herein with respect to the Company's remedy for any breach of Section 6, all controversies, claims, or disputes arising out of or related to this Agreement, shall be settled by arbitration in the State of Connecticut, as the sole and exclusive remedy of either party, and judgment upon such award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. In the event that a court of competent jurisdiction determines that arbitration is not appropriate for the adjudication of any claim, you hereby waive your right to a jury trial.

One arbitrator shall be chosen by you, the other by the Company, and an umpire shall be chosen by the two arbitrators, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies. In the event that either party shall fail to choose an arbitrator within 30 days following a written request by the other party to do so, the requesting party may choose two arbitrators who shall in turn choose an umpire. If the two arbitrators fail to agree on the selection of an umpire within 30 days following their appointment, each arbitrator shall name three nominees, of whom the other shall decline two, and the decision shall be made by drawing lots.

Each party shall bear the expense of its own arbitrator, and shall jointly and equally bear with the other the expense of the umpire.

If any provision of this Agreement shall, to any extent, now or hereafter be or become invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and every other provision of this Agreement shall be valid and enforceable, to the fullest extent permitted by law.

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties. No waiver by either party at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

Neither party to this Agreement can assign his or its rights or obligations under this Agreement without the prior written consent of the other party to this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without regard to the conflicts of law provisions thereof. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth the understanding and agreement between you and the Company, please sign and return one original executed copy of this Agreement.

                            Trenwick Group Ltd.

                            /s/ Clement S. Dwyer, Jr.
                            -----------------------------------------
                            By: Clement S. Dwyer, Jr.
                                Chairman of the Compensation Committee

Confirmed and Agreed as of the date first written above:


/s/ W. Marston Becker
---------------------------------
W. Marston Becker


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